Exhibit 99.1

COMPANY CONTACTS
Paul Arndt
Senior Manager, Investor Relations
702-835-6300

SPECTRUM PHARMACEUTICALS RECEIVES APPROXIMATELY $25 MILLION FROM WARRANT EXERCISE

•	Nearly $160 Million in Cash, Cash Equivalents, and Investments as of September 16, 2011, Up From Approximately $119 Million in Cash, Cash Equivalents, and Investments as of June 30, 2011

HENDERSON, Nevada – September 20, 2011 – Spectrum Pharmaceuticals (NasdaqGS: SPPI), a biotechnology company with fully integrated commercial and drug development operations with a primary focus in hematology and oncology, today announced that it received approximately $25 million in proceeds from the exercise of long-term warrants issued in 2005. The warrants had a strike price of $6.62, and were exercised on or before the September 15, 2011 expiration date.

“Unlike many companies at our stage of development, we generate cash from operations. We market two proprietary anticancer drugs, FUSILEV® for colorectal cancer and ZEVALIN® for non-Hodgkin’s lymphoma, and continue to build value for our shareholders,” said Rajesh C. Shrotriya, MD, Chairman, President, and Chief Executive Officer of Spectrum Pharmaceuticals. “The proceeds from the exercise of these warrants will further enhance our financial position. We continue to maintain strong fiscal discipline. The revenues generated from FUSILEV and ZEVALIN help provide the necessary financial resources for development of our late stage drugs apaziquone and belinostat as well as advancing the other products in our pipeline, and funding other corporate growth initiatives.”

About Spectrum Pharmaceuticals, Inc.
Spectrum Pharmaceuticals is a biotechnology company with fully integrated commercial and drug development operations with a primary focus in oncology and hematology. The Company’s strategy is comprised of acquiring, developing and commercializing a broad and diverse pipeline of late-stage clinical and commercial products.  The Company markets two oncology drugs, FUSILEV and ZEVALIN and has two drugs, apaziquone and belinostat, in late stage development along with a diversified pipeline of novel drug candidates.  The Company has assembled an integrated in-house scientific team, including clinical development, medical research, regulatory affairs, biostatistics and data management, formulation development, and has established a commercial infrastructure for the marketing of its drug products.  The Company also leverages the expertise of its worldwide partners to assist in the execution of its strategy.  For more information, please visit the Company’s website at www.sppirx.com.

Forward-looking statement – This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements are based on management’s current beliefs and expectations. These statements include but are not limited to statements that relate to our business and its future, including certain company milestones, Spectrum’s ability to identify, acquire, develop and commercialize a broad and diverse pipeline of late-stage clinical and commercial products, leveraging the expertise of partners and employees, around the world to assist us in the execution of our strategy, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing and new drug candidates, may not prove safe or effective, the possibility that our existing and new drug candidates may not receive approval from the FDA, and other regulatory agencies in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our lack of sustained revenue history, our limited marketing experience, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law.

SPECTRUM PHARMACEUTICALS, INC. ®, ZEVALIN®, and FUSILEV® are registered trademarks of Spectrum Pharmaceuticals, Inc. REDEFINING CANCER CARE™ and the Spectrum Pharmaceutical logos are trademarks owned by Spectrum Pharmaceuticals, Inc.

© 2011 Spectrum Pharmaceuticals, Inc. All Rights Reserved

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI